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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4/S-3 of the Hain Food Group, Inc. of our report dated March 25, 1997 appearing on page F-1 of Westbrae Natural, Inc. (formerly Vestro Natural Foods, Inc.), Annual Report on Form 10-K, for the year ended December 31, 1996. We also consent to the reference to us under the headings "Experts" in such Prospectus.


PRICE WATERHOUSE LLP


/S/ PRICE WATERHOUSE LLP



Costa Mesa, California
June 18, 1998